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Exhibit 99.B(22)(g)(3)

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[UBS INVESTMENT BANK LOGO]

FOR UBS SECURITIES LLC USE ONLY

Account Title:_____________________________________________

Account Number:____________________________________________


                            CLIENT ACCOUNT AGREEMENT
                            PRIME BROKERAGE SERVICES

SSgA Directional Core Equity Fund ("CLIENT") and UBS Securities LLC ("UBS SECURITIES"), on behalf of itself and as agent for the UBS Entities (as defined below), hereby enter into this Client Account Agreement (this "AGREEMENT"), dated as of December __, 2004. This Agreement sets forth the terms and conditions pursuant to which UBS Securities will open and maintain one or more accounts for Client (the "ACCOUNTS") and otherwise transact business with Client. In addition, Client may maintain brokerage accounts with a number of other brokers ("EXECUTING BROKERS") and may, from time to time, place orders to be executed by one or more of these Executing Brokers designating UBS Securities as its "PRIME BROKER." As used herein, "UBS ENTITIES" means UBS Securities, UBS AG (including any branch thereof) and any of the current and future subsidiaries, parents, affiliates, divisions, officers, directors, agents and/or employees of the foregoing entities, either collectively or individually, as the context requires. Client, UBS Securities, State Street Bank and Trust Company and the SSgA Funds have entered into a Special Custody Account Agreement dated as of __________________, 2004, whereby ________ is acting as custodian to hold Collateral (as defined below).

1.   APPLICABLE RULES AND REGULATIONS.

     All transactions for which UBS Securities acts as Prime Broker shall be subject to the Securities and Exchange Commission ("SEC") No-Action letter, dated January 25, 1994, (the "SEC LETTER"), relating to prime brokerage, as amended, supplemented or modified from time to time. All transactions and positions in the Accounts shall be subject to all applicable laws, rules, regulations and customs, including, without limitation, those of all U.S. and, if applicable, non-U.S. federal, state and local governmental authorities, self-regulatory organizations, markets, exchanges and clearing facilities including, but not limited to the Investment Company Act of 1940, as amended, along with the rules and SEC guidance issued thereunder (the "1940 Act", the foregoing are collectively referred to as, the "APPLICABLE LAW").

2.   SECURITY INTEREST AND LIEN.

     (a) "COLLATERAL" shall mean (i) each deposit, custody, securities, commodity or other account maintained by Client with any of the UBS Entities (including, but not limited to, any or all Accounts); (ii) any cash, securities, commodities, general intangibles and other property which may from time to time be deposited, credited, held or carried in any such account, that is due to Client, or that is delivered to or in the possession or control of any of the UBS Entities or any of the UBS Entities' agents and all security entitlements with respect to any of the foregoing; (iii) all of Client's rights, title or interest in, to or under any Contract with any of the UBS Entities, including obligations owed by any UBS Entity;
          (iv) all of Client's security interests (or similar interests) in any property of any UBS Entity securing any UBS Entity's obligations to Client under any Contract; (v) any property of Client in which any of the UBS Entities is granted a security interest under any Contract or otherwise (howsoever held); (vi) all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing; and (vii) all proceeds of any of the foregoing, in each case whether now existing or owned by Client or hereafter arising or acquired.

     (b) Client hereby assigns and pledges to the UBS Entities all Collateral, and Client hereby grants a first priority security interest therein, a lien thereon and a right of set off against any Collateral, and all such Collateral shall be subject to a general lien and a continuing first security interest and fixed charge, in each case securing the discharge of all Obligations, Contracts with UBS Entities and liabilities of Client to the UBS Entities, whether now existing or hereafter arising and irrespective of whether or not any of the UBS Entities have made advances in connection with such Collateral, and irrespective of the number of accounts Client may have with any of the UBS Entities, or which UBS Entity holds such Collateral. "OBLIGATIONS" means any and all obligations of Client to any UBS Entity arising at any time and from time to time, whether or not mature or contingent, related to the purchase, sale or loan of securities or other property, or under or in connection with any and all Contracts, in each case whether now existing or hereafter arising. "CONTRACT" means this Agreement as well as any swap agreement, rate swap transaction, swap option, basis swap, equity or equity index swap, currency swap transaction, cross-currency rate swap transaction, option on a security or commodity, commodity swap, equity or equity index option, bond option, interest rate option, currency option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, forward, weather index transaction, any repurchase or reverse repurchase agreement or transaction, any buy-sell agreement or transaction, any securities lending or borrowing agreement or transaction, loan sale or purchase or loan participation, any agreement for prime brokerage or the settlement of securities transactions, any margin and securities loan agreement, or other agreement relating to extensions of credits, any contract for the purchase or sale of any security, commodity or other financial instrument or interest (including any option with respect to any of these

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          transactions), any guarantee or other credit support document related to any of the foregoing and any other agreement, contract, instrument or document of any kind or nature whatsoever, whether or not similar to any of the foregoing or any combination of the foregoing, as to which, in each case, Client is a party, has any obligations or holds any rights, regardless of how documented and whether written or oral, together with all such purchases and sales, agreements, instruments and other documents, including, without limitation, payment and delivery obligations, obligations relating to the extension of credit or to pay damages (including costs of cover) and payment of legal and other expenses incurred in connection with the enforcement of Contracts. The parties agree that any Contract between the Client and any UBS Entity is hereby amended to reflect the Client's pledge of Collateral hereunder.

     (c) The UBS Entities and Client each acknowledge and agree that each account maintained by a UBS Entity for Client is a "securities account" within the meaning of Article 8 of the Uniform Commercial Code, as in effect in the State of New York (the "NYUCC"), and all property and assets held in or credited from time to time to any such account shall be treated as a "financial asset" for purposes of
          Article 8 of the NYUCC. Each UBS Entity represents and warrants that it is a "securities intermediary" within the meaning of Article 8 of the NYUCC and is acting in such capacity with respect to each account maintained by it for Client. In the event of a breach or default by Client under this Agreement or any other Contract, the UBS Entities shall have all rights and remedies available to a secured creditor under any applicable law or under the NYUCC (whether or not the NYUCC is otherwise applicable in the relevant jurisdiction) in addition to the rights and remedies provided herein. All Collateral delivered to any of the UBS Entities shall be free and clear of all prior liens, claims and encumbrances (other than liens solely in favor of the UBS Entities), and Client will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than security interests solely in the UBS Entities' favor; further, Collateral consisting of securities shall be delivered in good deliverable form (or the UBS Entities shall have the power to place such securities in good deliverable form) in accordance with the requirements of the primary market or markets for such securities. Client shall execute such documents and take such other action as the UBS Entities shall reasonably request in order to perfect the UBS Entities' rights with respect to any such Collateral and, in the case of an investment property, grant the UBS Entities control (within the meaning of Sections 8-106 and 9-106 of the NYUCC) thereof. In addition, Client appoints the UBS Entities as Client's attorney-in-fact to act on Client's behalf to sign, seal, execute and deliver all documents, and do all such acts as may be required, to perfect (and, in the case of investment property, grant the UBS Entities control thereof) the security interests created hereunder in, or realize upon all rights in, the Collateral. Nothing in this Agreement providing for a security interest in Collateral pledged in connection with a particular Contract with any UBS Entity or Obligation shall affect any calculation of margin or right of any UBS Entity to require additional margin or other Collateral to secure any other Contract with or Obligation to any UBS Entity.

     (d) The UBS Entities and Client each acknowledge and agree that each UBS Entity that holds Collateral holds such Collateral for itself and also as agent and bailee for all other UBS Entities that are secured parties under any Contract or with respect to any Obligation. All Collateral pledged by Client in connection with a particular Contract shall secure first the Obligations to the UBS Entities under that Contract and second any other Obligations to the UBS Entities and Contracts with the UBS Entities. Anything in this Agreement to the contrary notwithstanding, each UBS Entity hereby agrees to comply with entitlement orders and other instructions with respect to any Collateral held in or credited to any account maintained by such UBS Entity for Client, or otherwise held by such UBS Entity, which entitlement order or instruction is originated by any UBS Entity that is a secured party under any Contract or with respect to any Obligation, in each case without further consent of Client; Client hereby consents to such agreement. In addition, Client hereby consents to any agreement pursuant to which a UBS Entity agrees to comply with entitlement orders originated by any other UBS Entity that is a secured party under any Contract or with respect to any Obligation with respect to Collateral held in or credited to any account maintained by such UBS Entity for Client, or otherwise held by such UBS Entity, including the entering into control or similar agreements. Each of the UBS Entities represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders concerning the Collateral held by the UBS Entities that are originated by any person other than (i) Client, any person acting on behalf of Client (unless a UBS Entity shall have given a "notice of sole control") or (ii) a UBS Entity.

     (e) Under no circumstances shall any Collateral pledged principally to secure Obligations to any of the UBS Entities under any Contract with any UBS Entity be required to be applied or transferred to secure Obligations to any of the UBS Entities under any other Contract or to be released if such UBS Entity determines that such transfer would render it undersecured with respect to the Obligations or Contracts for which such Collateral was pledged or if an event of default has occurred and is continuing under any Contract between Client and such UBS Entity or any such application, transfer or release would be contrary to Applicable Law.

     (f) The UBS Entities' security interest in the Collateral shall (i) remain in full force and effect until the payment and performance in full of its Obligations and termination of this Agreement by the parties, (ii) be binding upon Client, its successors and permitted assigns, and
          (iii) inure to the benefit of, and be enforceable by, the UBS Entities and their respective successors, transferees and assigns.

     (g) Client will notify UBS Securities not less than 30 days prior to any change in (i) if Client is an individual, Client's principal residence or (ii) if Client is not an individual, Client's type of organization, jurisdiction of organization, organizational identification number, place of business (if it has, or after such change will have, only one place of business) or chief executive office (if it has, or after such change will have, more than one place of business).

3.   RIGHTS UPON DEFAULT OF CLIENT.

     (a) Each of the following shall constitute a "DEFAULT" by Client under this Agreement:

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          (i)   Client's death (if an individual), dissolution (if an
                organization) or material breach of any provision of this Agreement or any Contract (provided, however, that the failure of Client to make any part of any payment or delivery when due shall be deemed to be a material breach unless such failure was not within the sole control of Client);

          (ii) the failure by Client to give reasonable assurances of due performance as set forth in this Agreement, which shall constitute a material and additional breach, repudiation, misrepresentation or default (howsoever characterized) under the terms of all Contracts;

          (iii) any material breach, repudiation, misrepresentation or the occurrence of a default, termination event or similar condition (howsoever characterized which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under any ISDA Master Agreement between Client and any UBS Entity by Client under any Contract and there occurs a liquidation of, an acceleration of all obligations under, or an early termination of, that Contract;

          (iv) any representation by Client in this Agreement which shall have been untrue when made or deemed made;

          (v) Client (A) is insolvent or is unable to pay its debts as they become due or fails or admits in writing its inability to pay its debts as they become due, (B) makes a general assignment, arrangement or composition with or for the benefit of its creditors, or (C) institutes or has instituted against it a case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or other similar law affecting creditors' rights, or seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, trustee, receiver, custodian or similar official for all or a substantial portion of its assets; or

          (vi) the failure of Client to fulfill or discharge any Obligations, including, but not limited to, the failure to make any payment or delivery when due.

     (b) At any time when a Default under this Agreement has occurred and/or is continuing, the UBS Entities may, without notice or demand to Client, and at such times and places as the UBS Entities may determine, terminate, liquidate and accelerate any and all Contracts and exercise any right under any security relating to any Contract and any right to net or set off payments which may arise under any Contract or other agreement or under applicable law, cancel any outstanding orders for the purchase or sale or borrowing or lending of any securities or other property, terminate, effective at a time specified by UBS Securities, any obligation to accept or affirm additional transactions presented by any Executing Broker for the account of UBS Securities as Client's Prime Broker, or sell any or all of the Collateral (either individually or jointly with others), or buy in any securities, commodities or other property of which any account of Client with any UBS Entity may be short. To the extent permitted by Applicable Law, such sale, purchase or cancellation may be made on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same and without any notice of the time or place of sale to Client or to the personal representatives of Client, and without prior tender, demand or call of any kind upon Client or upon the personal representatives of Client, all of which are expressly waived. To the extent permitted by Applicable Law, the UBS Entities may purchase or sell the property to or from itself or third parties in whole or in any part thereof free from any right of redemption, and Client shall remain liable for any deficiency. A prior tender, demand or call of any kind from the UBS Entities, or prior notice from the UBS Entities, of the time and place of such sale or purchase shall not be considered a waiver of the UBS Entities' right to sell or buy any Collateral at any time as provided herein. In addition, upon the occurrence of a Default, each UBS Entity may exercise all the rights of a secured party under the NYUCC (whether or not in effect in the jurisdiction in which such rights are exercised) with respect to any Collateral. [ALLISON, I THOUGH THAT WE AGREED THAT THE COMMERCIALLY REASONABLE LANGUAGE WOULD STAY AND THAT ITS RIGHTS AS A SECURED CREDITOR WERE ONLY AGAINST THE ACCOUNT - NOT ANY AND ALL UBS OBLIGATIONS? UNDER THE '40 ACT I DO NOT THINK THAT WE CAN GIVE UBS A PRIORITY INTEREST IN ANY ASSETS ASIDE FROM THE SHORT SALES IN THE SPECIAL CUSTODY ACCOUNT.]

     (c) Client shall remain liable for any deficiency in its accounts maintained by any of the UBS Entities or in respect of any Contract or Obligation, including any loss or expense incurred in connection with the commercially reasonable exercise of remedies under this Agreement following the termination of this Agreement or the exercise of any other remedies by the UBS Entities.

4.   ADEQUATE ASSURANCES.

     If at any time any of the UBS Entities has reasonable grounds for insecurity with respect to Client's performance of any of the Contracts or its Obligations, any of the UBS Entities may demand, and Client shall give, adequate assurance of due performance by Client within 24 hours, or within any reasonable shorter period of time the UBS Entities demand. The adequate assurance of performance may include, but shall not be limited to, the delivery by Client to the UBS Entities of additional property as Collateral. Any failure by Client to give such adequate assurance of due performance shall constitute an independent, material default under the terms of this Agreement.

5.   MARGIN AND COLLATERAL TERMS.

     Client hereby agrees to at all times maintain in and furnish to the Accounts such margin (the "MARGIN") as is required by Applicable Law and such greater amounts as the UBS Entities or Client may in their sole discretion require in light of Applicable Law or Client's outstanding Contracts with any of the UBS Entities and Obligations of Client to any of the UBS Entities [SEE ABOVE COMMENT]. Client agrees to pay forthwith on demand any debit balance owing with respect to any of its margin account(s) maintained with any of the UBS Entities. Upon Client's failure to make any such payment or deposit, any of the UBS Entities shall be entitled, without prior demand, call or notice, to exercise all rights and remedies provided in this Agreement or any Contract [SEE ABOVE COMMENT]. Client understands that the UBS Entities may

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     from time to time impose limitations on the types, size or number of transactions hereunder or other transactions in any account t of Client with any of the UBS Entities or decline to enter into transactions.

6.   NETTING AND SET OFF RIGHTS.

     Without limiting the rights and remedies of the UBS Entities in Section 3, the UBS Entities shall have the right and Client expressly agrees that the UBS Entities shall have the right, at any time and from time to time, to set off and otherwise apply any and all obligations of any of the UBS Entities to Client (whether mature or unmatured, fixed or contingent, liquidated or unliquidated) against any and all Obligations of Client to any of the UBS Entities then due (whether at maturity, upon acceleration or termination or otherwise) and to foreclose on any Collateral for the purpose of satisfying any and all Obligations. Client agrees that the fulfillment of the obligations of any of the UBS Entities to Client under any Contract is contingent upon there being no material breach, repudiation, misrepresentation or default (however characterized) by Client which has occurred and is continuing under any Contract.

7.   CURRENCY CONVERSION.

     The UBS Entities shall have the right to convert currencies in connection with the effecting of transactions and the exercise of any of their rights and remedies hereunder in such manner as any of them may determine to be commercially reasonable.

8.   MAINTENANCE OF CLIENT'S COLLATERAL.

     (a) Client agrees and acknowledges that the UBS Entities, at any time at any UBS Entity's discretion and without prior notice to Client, may use, apply, or transfer any and all Collateral interchangeably between UBS Entities in any accounts in which Client has an interest. With respect to Collateral pledged principally to secure Obligations under any Contract with any UBS Entity, the UBS Entities shall have the right, but in no event the obligation, to apply all or any portion of such Collateral to Client's Obligations to any of the UBS Entities under any other Contract, to transfer all or any portion of such Collateral to secure Client's Obligations to any of the UBS Entities under any other Contract or to release any such Collateral.

     (b) Payments or deliveries to a UBS Entity with respect to a transaction or Obligation will not be "final" until the relevant UBS Entity shall have received immediately available funds which under Applicable Law are irreversible, which are not subject to any security interest (other than that set forth herein or in any other Contract between Client and a UBS Entity), levy or other encumbrance, and which are specifically applicable, or deemed by the relevant UBS Entity to be specifically applicable, to such transaction or Obligation. A debit by a UBS Entity to any other account of Client maintained by the UBS Entities or to an account of any third party to whom or for whose account securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the relevant UBS Entity of immediately available, irreversible and unencumbered funds.

     (c) All income and receipts, sale proceeds and other cash accruing on or arising in respect of items in any Account and other cash sums received by any UBS Entity for any of Client's accounts may be automatically applied in immediate repayment (to the extent of the amount received) of any debit balance owing with respect to any account of Client [SEE ABOVE COMMENT].

9.   SHORT AND LONG SALES.

     Client agrees to comply with all of the Applicable Law relating to short sales, including but not limited to the requirement that Client, when placing with UBS Securities any short sale order, will designate it as such, and when placing with UBS Securities any long sell order for securities, will designate it as such to the extent Client "has a net long" position in such securities and, if such securities are not then deliverable by UBS Securities from any Accounts of Client, the placing of such order shall constitute a representation by Client that it is impracticable for Client then to deliver such securities to the relevant UBS Entity but that Client will deliver them as soon as it is commercially practicable to do so.

10.  FAILURE OF DELIVERY.

     In case of a sale of any security, commodity, or other property by any of the UBS Entities at the direction of Client and the UBS Entities' inability to deliver the same to the purchaser by reason of failure of Client to supply the UBS Entities therewith, Client authorizes the UBS Entities to borrow or purchase any such security, commodity or other property necessary to make delivery thereof. Client hereby agrees to be responsible for any loss or expense which the UBS Entities may sustain in connection with Client's failure to deliver securities, commodities or other property, any premiums which the UBS Entities may be required to pay thereon, and for any loss or expense which the UBS Entities may sustain by reason of the UBS Entities' inability to borrow or purchase the security, commodity, or other property to fulfill the UBS Entities' delivery obligations.

11.  GIVE-UPS; FREE DELIVERIES.

     In the event: (i) Client's orders are not executed by UBS Securities and Client gives up UBS Securities name for clearance and/or settlement with respect to transactions which are not subject to the SEC Letter, or (ii) Client requires UBS Securities to make a free delivery of cash or securities in connection with the settlement of such orders ("CLEARING TRANSACTIONS"), the following terms and conditions shall apply:

     (a) Client will notify UBS Securities of the details of all Clearing Transactions necessary to clear and settle each Clearing Transaction (including all such information as may be specified by UBS Securities from time to time with respect to transactions of that type) within the time periods specified and in formats specified by UBS Securities from time to time. Client will bear all risks related to each Clearing Transaction, including the risk of non-performance by the third party, broker or dealer. Client will provide to UBS Securities and be responsible for the settlement payment (including the necessary securities) to enable UBS Securities to process, clear and settle the delivery of securities and cash relating to each Clearing Transaction, and any cash or securities necessary to meet a demand for margin made by the third party, broker or dealer relating to a Clearing Transaction. If UBS Securities engages in Clearing Transactions for Client in which UBS Securities becomes obligated to settle a trade Client has placed through another broker or dealer, Client shall be obligated to UBS Securities for the settlement payment (including the necessary securities) to enable UBS Securities to process, clear and settle such transaction. UBS Securities is only acting as agent in connection with any Clearing Transaction and nothing contained herein shall

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          be construed as imposing liability on any UBS Entity as a principal.
          Client shall not under any circumstances represent to any third party that any UBS Securities entity acts as guarantor in any Clearing Transaction.

     (b) Client will only execute bona fide orders, and if required for settlement of a transaction, Client will request a free delivery of cash or securities only when Client has reasonable grounds to believe that the counterparty and the broker who executed Client's order has the financial capability to complete the contemplated transaction;

     (c) UBS Securities reserves the right at any time to place a limit (of either dollars or number of securities) on the size of transactions that UBS Securities will accept for clearance or to reject transactions. If, after Client has received notice of such limitation, Client executes an order in excess of the limit established by UBS Securities, UBS Securities shall have the right, exercisable in its sole discretion, to decline to accept any transaction for clearance and settlement. In the event any claim is asserted against UBS Securities by the broker who executed Client's order because of such action by UBS Securities Client agrees to indemnify and hold harmless UBS Securities from any loss, liability, damage, claim, cost or expense (including, but not limited to, fees and expenses of legal counsel) arising directly or indirectly therefrom; and

     (d) UBS Securities will attempt to clear such transactions within a reasonable period of time and utilize the same procedures it utilizes when clearing transactions on behalf of other customers. UBS Securities shall have the right but not the obligation to take action at any time in its sole discretion to correct errors in such transactions. Client hereby agrees to release, indemnify and hold harmless UBS Securities from all loss, liability, damage, claim, cost or expense (including, but not limited to, fees and expenses of legal counsel) arising out of or incurred in connection with Client's failure or the failure of the broker who executed Client's order to settle the transaction, to return any free delivery upon demand, and UBS Securities shall have no liability whatsoever to Client in any such circumstance.

12.  PRIME BROKERAGE SERVICES.

     In connection with any transactions for which UBS Securities acts as Client's Prime Broker pursuant to the SEC Letter:

     (a) Client hereby appoints UBS Securities, in accordance with the terms of this Agreement, to act as its Prime Broker. Client acknowledges that it is familiar with and agrees to comply with the terms of the SEC Letter and to inform UBS Securities promptly if it fails to do so. In connection therewith, Client authorizes UBS Securities to execute an agreement with all Executing Brokers (a "PRIME BROKERAGE AGREEMENT"), to provide any relevant information relating to Client to the Executing Brokers, and to perform any necessary or useful act as Prime Broker in accordance with this Agreement or Applicable Law.

     (b) Client or its authorized representative will advise UBS Securities prior to 5:30 p.m. (New York time) on trade date of the details of all transactions (the "TRADE DATA") effected by Executing Brokers on Client's behalf as required by the SEC Letter. UBS Securities is authorized to acknowledge, affirm, settle and clear all such transactions. UBS Securities is further authorized to undertake to resolve any unmatched trade report received by it from an Executing Broker; however, Client shall remain responsible for the ultimate resolution and UBS Securities shall have no responsibility with respect to Trade Data not correctly transmitted to it on a timely basis by any person or entity. As between Client and UBS Securities, the Executing Broker will be acting as an agent of Client for the purpose of carrying out Client's instructions with respect to the purchase, sale and settlement of securities. Client understands that no order may be legally accepted by UBS Securities as Prime Broker from an Executing Broker with whom UBS Securities has not entered into a Prime Brokerage Agreement. Client will use commercially reasonable efforts to assure that its Executing Brokers comply with any Prime Brokerage Agreement to which such Executing Broker is a party. Client agrees that UBS Securities shall use commercially reasonable efforts, but shall be under no obligation to effect or settle any trade on behalf of Client.

     (c) On the Business Day following each transaction, UBS Securities shall send Client a notification of each trade placed with any Executing Broker based upon information provided by Client. Each such notification shall provide the information required by the SEC Letter. If Client has instructed Executing Brokers to send trade confirmations to Client in care of UBS Securities, Client understands that such confirmations are available to Client without charge upon request. UBS Securities shall also provide Client with periodic statements concerning transactions effected for it and in respect of the Collateral held by UBS Securities. Except as otherwise explicitly provided herein, "BUSINESS DAY" as used in this Agreement means any day other than a Saturday, Sunday and or other day on which the New York Stock Exchange is closed. All references to time herein are to time in New York City.

     (d) Client and UBS understand and agree that Client must maintain in its Account with UBS Securities, its custodian or a registered investment adviser(s) a minimum net equity in cash and securities with a ready market no less than is required by the 1940 Act and the SEC Letter (the "MINIMUM NET EQUITY") or any greater amount as to which UBS Securities may from time to time inform Client; and that settlement of such transactions will be made by UBS Securities only if sufficient funds or securities, as applicable, are maintained in an Account with UBS Securities, Client's custodian or if Client makes other arrangements for settlement which are satisfactory to UBS Securities; provided, however, that in no event will UBS Securities accept any transaction if Client maintains, or the settlement of such transaction would cause it to maintain, a net equity less than the Minimum Net Equity. If Client's Account with UBS Securities falls below the Minimum Net Equity, and it does not bring its Account into compliance in accordance with Applicable Law and UBS Securities' requirements, Client authorizes UBS Securities to notify all Executing Brokers of this event. In such event, Client further understands and agrees that UBS Securities is required by the SEC Letter, without notice to Client, to disaffirm or DK any transaction effected for it by an Executing Broker. Should UBS Securities be required to disaffirm or DK any transaction of Client's, all of Client's transactions of that day and the immediately preceding Business Day will be disaffirmed or DK'd. In that case, UBS Securities shall send a cancellation notification to Client to offset the prior notification sent pursuant to the previous paragraph and Client understands that it must settle outstanding trades directly with the Executing Brokers and hereby authorizes UBS Securities to provide the Executing

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          Brokers with any relevant information necessary in order for the
          Executing Brokers to settle such trades.

     (e) If Client's Account is managed on a discretionary basis by a third party (the "ADVISOR"), Client hereby authorizes UBS Securities to commingle its prime brokerage transactions with those of other accounts managed by the Advisor ("SUB-ACCOUNTS") for settlement in bulk in accordance with the Advisor's instructions. Client understands that no part of any transaction may be allocated to sub-accounts having net equity below the minimum levels established by the SEC Letter and that, should such a net equity maintenance problem occur in any such sub-account, UBS Securities may be required to disaffirm the entire transaction. Client agrees that, in that event, prior to the disaffirmance deadline established by the SEC Letter, the Advisor may resubmit the bulk trade so as to exclude those securities which were originally allocated to the sub-account failing to meet the minimum net equity or, if permissible, re-allocate the entire prime brokerage transaction to those sub-accounts meeting the net equity requirements established by the SEC Letter.

13.  FEES.

     Client agrees to pay all brokerage commissions (including Executing Broker fees), and markups or markdowns in connection with the execution of transactions and other fees for other services rendered to Client. All such fees shall be determined in good faith by UBS Securities. Client shall make any necessary arrangements concerning the payment of any such fees. UBS Securities is authorized to pay any such fees from the Account(s) of Client.

14.  CUSTODY.

     State Street Bank and Trust Company or Client's successor custodian shall at all times be the custodian of Client's assets pursuant to the Special Custody Agreement by and among Client, State Street Bank and Trust Company (as such agreement may be novated to, or replaced by a similar agreement with, any successor custodian of Client) and UBS Securities LLC.

15.  UBS ENTITIES ARE NOT PROVIDING ADVICE; NOT FIDUCIARIES.

     Client represents and warrants that it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms and conditions set forth in this Agreement and any transaction it may undertake with the UBS Entities. It is also capable of undertaking the obligations set forth in this Agreement. With respect to this Agreement or any transaction it may undertake with the UBS Entities, Client acknowledges that none of the UBS Entities or their respective agents or affiliates is acting as a fiduciary for (other than in connection with their duties as an agent for Client in a transaction executed by the UBS Entities as agent) or an adviser to Client; Client understands that the UBS Entities are not acting as investment advisers or soliciting orders, that the UBS Entities are not advising it, performing any analysis, or making any judgment on any matters pertaining to the suitability of any order, or offer any opinion, judgment or other type of information pertaining to the nature, value, potential or suitability of any particular investment.

16.  PRIME ACCESS; DIRECT MARKET ACCESS.

     (a) UBS Securities may provide to Client an electronic trading service that enables electronic transmission of orders to securities exchanges or markets, using the UBS infrastructure, with access to its Prime Access system and other electronic systems (collectively, the "SERVICES"). Client's use of the Services will be governed by the terms and conditions of this Agreement, including this Section 16. All title, ownership rights and intellectual property rights in or relating to any software, hardware, application, interfaces and/or network communication device (together "EQUIPMENT") provided in relation to the Services and any information transmitted over the Service shall remain the exclusive property of UBS Securities, except for any Equipment which is proprietary to a third party. UBS grants Client a non-exclusive and non-transferable license (the "LICENSE") to access and use the Services and Equipment. In accepting this License, Client agrees that: (i) the Equipment will be used only in connection with the Services and Client will not, nor will Client permit a third party to disassemble, decode, alter, copy, amend, develop or commercially exploit the Services and/or the Equipment; (ii) Client will keep the Services, Equipment and any manuals and instructional materials provided in whatever form to Client confidential at all times and will return such materials to UBS Securities upon request or termination of access or use; (iii) Client will not, without the prior written consent of UBS Securities, permit any person (other than Client's properly authorized officers, employees and agents) to view or use the Services or Equipment. Client will be responsible for maintaining secure internal and, to the fullest extent possible, external controls on access to and use of the Services and Equipment. Client acknowledges that UBS Securities is under no duty of inquiry regarding the capacity of any person submitting orders or entering data through the Services and any such person will be viewed as having the authority to bind Client. Nor is UBS Securities under any duty to verify any information which is transmitted by means of the Equipment;
          (iv) UBS Securities is not responsible for notifying Client of any upgrades, fixes or enhancements to the Services or Equipment, however UBS Securities will make reasonable efforts where possible to notify Client of such upgrades, fixes or enhancements; (v) Client will follow all guidelines for use of and access to the Service and/or Equipment as may be notified to Client by UBS Securities from time to time; and
          (vi) if Client uses any service or network of a third party vendor to access the Services, then all installation, use and maintenance of any delivery components are the sole responsibility of the vendor, and UBS Securities has no responsibility for the hardware, the software or any communication link required or related to such third party service and third party services are not in any way warranted or supported by UBS. When using the Services, Client will not conduct any activity which, whether on its own or in combination with other activities, could constitute market-making activity or require registration or licensing as a broker or dealer. UBS Securities may impose limitations on Client's use of the Services, including but not limited to aggregate values of trades per day and limits or restrictions on markets and instruments available for trading from time to time. UBS Securities may accept or reject at its sole discretion any orders on the Services and/or Equipment. Client covenants that all transactions conducted via use of the Services and/or the Equipment will be in compliance with Applicable Law.

     (b) Client agrees that its use of the Services and Equipment is at its sole risk. Client accepts responsibility for orders submitted, notwithstanding that such orders may have been submitted erroneously or by an unauthorized user or is inaccurate or incomplete when submitted to the

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          Services or Client subsequently determines for whatever reason that the order should not have been submitted; and Client will, if damages occur to UBS Securities for such an order(s), reimburse UBS Securities for any monetary loss due to such trade error.

     (c) NO UBS ENTITY, NOR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, AND AFFILIATES WARRANT THAT THE SERVICES AND EQUIPMENT WILL BE UNINTERRUPTED OR ERROR FREE NOR DO ANY OF THEM MAKE ANY WARRANTY AS TO THE RESULT THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR AS TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, RELIABILITY OR CONTENT OF ANY INFORMATION, SERVICE OR TRANSACTION PROVIDED THROUGH THE SERVICE OR WITH RESPECT TO EQUIPMENT. THE SERVICES AND EQUIPMENT ARE PROVIDED ON AN "AS IS", "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF INFORMATION ACCESS, ORDER EXECUTION, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

17.  TAXES.

     Each payment by Client and all deliveries of Collateral under this Agreement shall (except as required by law) be made, except as required by law, and the value of any Collateral shall be calculated, without withholding or deducting any Taxes. "TAXES" are any taxes, levies, imposts, duties, charges, assessments or fees of any nature, including interest, penalties and additions thereto that are imposed by any taxing authority. If any Taxes are required to be withheld or deducted, Client shall pay such additional amounts as necessary to ensure that the actual net amount received by the UBS Entities is equal to the amount that the UBS Entities would have received had no such withholding or deduction been required. Client will provide the UBS Entities with any forms or documentation reasonably requested by the UBS Entities in order to reduce or eliminate withholding tax on payments made to Client with respect to this Agreement. The UBS Entities are hereby authorized to withhold taxes from any payment made hereunder and remit such taxes to the relevant taxing authorities to the extent required by law.

18.  INDEMNITY; LIMITATION OF LIABILITY.

     (a) Client agrees to indemnify and hold the UBS Entities harmless from any loss, claim or expense, including reasonable attorneys' fees and expenses, when and as incurred by the UBS Entities in connection with or related to this Agreement or any Contract or pursuant to authorized instructions received by the UBS Entities from Client or its agents, and to fully reimburse the UBS Entities for any reasonable legal or other expenses (including the cost of any investigation and preparation) when and as incurred by the UBS Entities in connection with any claim, action, proceeding, or investigation arising out of or in connection with this Agreement or any transactions hereunder or Contracts or any activities of the UBS Entities in connection with this Agreement.

     (b) The UBS Entities shall not be held liable for any acts, omissions or defaults of an Executing Broker, subcustodian (other than another UBS Entity) or other third party, subject to U.S. bank regulatory limitations applicable to U.S. bank offices of any of the UBS Entities. All transactions effected with an Executing Broker or other third party for Client shall be for the account of Client and the UBS Entities shall have no responsibility to Client or such third party with respect thereto. Client agrees that it is responsible, and liable to the relevant UBS Entity, for all costs, losses and fees arising out of the settlement of Client's orders with an Executing Broker selected by Client (including, without limitation, the insolvency of any such party or the failure of any such party to fulfill its settlement obligations to UBS Securities).

     (c) In no event should the UBS Entities be held liable for any loss of any kind caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war (whether declared or undeclared), terrorist acts, insurrection, riots, fires, flooding, strikes, failure of utility services, accidents, adverse weather or other events of nature, including but not limited to earthquakes, hurricanes and tornadoes, or other conditions beyond the UBS Entities' control. In the event that any communications network, data processing system, or computer system used by any of the UBS Entities or Client is rendered wholly or partially inoperable, the UBS Entities will not be liable to Client for any loss, liability, claim, damage or expense resulting, either directly or indirectly, therefrom. Notwithstanding the foregoing, the UBS Entities may be held liable for any losses suffered by Client attributable to any circumstance capable of mitigation pursuant to a prudent business continuity program.

     (d) None of the UBS Entities, nor any of their respective officers, directors, employees, agents or counsel, shall be liable, except for their own gross negligence or willful misconduct, and no such party shall be liable for any error of judgment made by it in good faith for any action taken or omitted to be taken by any of them in good faith hereunder or in connection herewith, including, but not limited to the following: (i) the execution, clearing, custodying, subcustodying, handling, purchasing or selling of cash, securities, commodities or other property, including Collateral, or other similar action taken by the UBS Entities; (ii) any arrangement pursuant to which certain of Client's securities are held by subcustodians, agent banks, agent financial institutions and depositories inside or outside the United States provided that the subcustodians have been selected by the UBS Entities with reasonable care in light of the relevant jurisdiction; or (iii) any act or failure to act in any capacity under this Agreement for Client when resulting from or arising out of or related to material statements made or omitted by Client including in its offering documents.

     (e) Client further agrees that the UBS Entities may rely upon any authorized instructions or any notice, request, waiver, consent, receipt or other document which the UBS Entities reasonably believe to be genuine and transmitted by authorized persons. The UBS Entities shall be entitled to rely upon the identity and authority of the authorized persons designated pursuant to this Agreement until it receives an authorized instruction from Client to the contrary.

     (f) In no event should the UBS Entities be held liable for indirect or consequential damages for any reason.

19.  REPRESENTATIONS AND WARRANTIES.

     Client hereby represents and warrants as of the date hereof, which representations and warranties will be deemed repeated on each date on which a transaction is effected for Client's Account(s) or a Contract with any of the UBS Entities is executed, that:

     (a) Client (if not an individual) is duly organized and validly existing under the laws of the jurisdiction of its organization;

     (b) Client (if an individual) is of legal age and, unless Client has otherwise informed UBS Securities in writing, Client is not an employee of any exchange or of any exchange subsidiary, or of a securities broker or dealer, bank, trust company, insurance company or of any entity or individual engaged in the business of trading as broker or as principal in financial instruments or assets;

     (c) No person (other than Client or any UBS Entity) has an interest in the Account or any other accounts of Client with any of the UBS Entities or any Collateral or other assets or property held therein or credited thereto (except for the residual interests attributable to the Client's shareholders in the Client's assets or other property);

     (d) Unless Client otherwise informs UBS Securities in writing, Client is not an affiliate (as defined in Rule 144(a)(1) under the Securities Act of 1933) of the issuer of any Collateral or the securities that are the subject of any transaction;

     (e) Client has full power and authority to execute and deliver this Agreement and each Contract and to perform and observe the provisions hereof and thereof and to enter into each transaction contemplated by this Agreement, and this Agreement does and the Contracts do or will constitute valid and binding agreements of Client, enforceable in accordance with their terms, subject to applicable bankruptcy and similar laws affecting creditors' rights and general principles of equity;

     (f) The execution, delivery and performance by Client of this Agreement, the consummation of the Contracts, the fulfillment of the Obligations and any transaction hereunder do not and will not result in a breach or violation of any Applicable Law or order or award binding on Client or its property, or Client's organizational documents, or any contract or other instrument binding on or affecting Client or any of its property;

     (g) No consent of any person and no authorization or other action by, and no notice to, or filing with, any governmental authority or any other person is required that has not already been obtained (i) for the due execution, delivery and performance by Client of this Agreement or for the consummation of the Contracts and the fulfillment of the Obligations; (ii) for the pledge by Client of the Collateral or the perfection or maintenance of the first priority security interest created hereby; or (iii) for the exercise by any of the UBS Entities of the rights or remedies provided for in this Agreement, including rights and remedies in respect of the Collateral;

     (h) Client's financial statements or similar documents previously or hereafter provided to the UBS Entities do or will fairly present the financial condition of Client as of the date of such financial statements and the results of its operations for the period for which such financial statements are applicable, have been prepared in accordance with U.S. generally accepted accounting principles and, if audited, have been certified without reservation by a firm of independent public accountants, and Client will promptly furnish to the relevant UBS Entity appropriate financial statements or similar documents upon the relevant UBS Entity's request and any other information as the relevant UBS Entity may reasonably request, and if at any time since the date of its most recent audited financial statements, there occurs a material adverse change in Client's business, financial condition or results of operations, Client agrees that it will inform UBS Securities of such material adverse change promptly in writing;

     (i) No litigation, arbitration or administrative proceeding or claim is in progress, pending or, to Client's knowledge, threatened which could by itself or together with any other proceedings or claims affect the legality, validity or enforceability of this Agreement or affect Client's ability to perform the Obligations under this Agreement;

     (j) Client is the lawful owner of all Collateral, free and clear of all liens, claims, encumbrances and transfer restrictions, except such as are created under this Agreement and other liens solely in favor of one or more UBS Entities, and Client will not cause or allow any of the Collateral, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than those solely in favor of the UBS Entities;

     (k) The assets used to consummate the transactions provided hereunder shall not constitute the assets of (i) an "employee benefit plan" that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), (iii) a person or entity the underlying assets of which include plan assets by reason of Department of Labor Regulation Section 2510.3-101 or otherwise, or (iv) a governmental plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; and

     (l) (1) if Client is an individual, Client's principal residence is as set forth on the signature page hereof or as shall have been notified to UBS Securities pursuant to Section 30; or (2) if Client is not an individual, Client's jurisdiction of organization, type of organization, place of business (if it has only one place of business) or chief executive office (if it has more than one place of business) and organizational identification number are, in each case, as set forth on the signature page hereof or as shall have been notified to UBS Securities pursuant to Section 30. Unless Client otherwise informs UBS Securities in writing, Client does not have any place of business in the United Kingdom.

20.  HONG KONG LOANS.

     UBS wishes to inform you about the registration requirements that apply to this Agreement with respect to Securities Loans of Hong Kong stock. As you may know, where an entity borrows Hong Kong stock it must register the agreement under which the stock borrowing and lending was transacted with the Hong Kong Inland Revenue department ("IRD") within 30 days after the first stock borrowing and lending transaction is effected if it is to qualify for exemption from stamp duty. The stock borrower must also comply with various other requirements of the Hong Kong Stamp Duty Ordinance that include, among other things, periodic reporting and the submission of copy documentation to the IRD. Failure to do so can result in the non-application of the specific exemption from stamp duty and a fine being levied for late stamping or late filing of a required return or both. Under the IRD's rules, the obligation to register the agreement and to periodically report transactions falls upon the borrower of the Hong Kong stock. In that connection, you hereby authorize and appoint UBS, at UBS's discretion and as appropriate, to register or file this Agreement and to make any subsequent filings with or periodic reportings to the Hong Kong revenue authorities in relation to any Securities Loan relating to Hong Kong stock.

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21.  AGENTS.

     The UBS Entities may execute any of their duties and exercise their rights hereunder by or through agents (which may include affiliates) or employees. In selecting and appointing agents, the UBS Entities shall use reasonable care to ensure that it appoints only reportedly competent persons or entities. None of the UBS Entities shall be liable for the acts or omissions of any agent selected by it with reasonable care.

22.  FURNISHING OF INFORMATION.

     Client will promptly furnish to the relevant UBS Entity appropriate financial statements or similar documents, and any other information, as the relevant UBS Entity may reasonably request. Client authorizes UBS Securities and, if applicable, Client's introducing broker, in its or their discretion, at any time and from time to time, to make or obtain reports concerning Client's credit standing and business conduct. Client may make a written request for a description of the nature and scope of the reports made or obtained by UBS Securities and the same will be provided to Client within a reasonable period of time.

23.  SEVERABILITY.

     If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement will continue and remain in full force and effect. To the extent that this Agreement is not enforceable as to any Contract, this Agreement shall remain in full force and effect and be enforceable in accordance with its terms as to all other Contracts.

24.  APPLICABLE LAW.

     (a) This Agreement, its enforcement, and any dispute between the UBS Entities and Client hereunder, whether arising out of or relating to Client's Accounts or otherwise, (including, without limitation, the establishment and maintenance of the Accounts and all interests, duties and obligations related thereto) shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (b) The parties hereto agree that the securities intermediary's jurisdiction, within the meaning of Section 8-110(e) of the NYUCC, in respect of any Accounts or other accounts and in respect of any Collateral consisting of security entitlements is the State of New York and agree that none of them has or will enter into any agreement to the contrary.

     (c) The parties hereto further agree that, in respect of any Account, the law applicable to all the issues specified in Article 2(1) of the "Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Hague Securities Convention)" is the law in force in the State of New York and agree that none of them has or will enter into any agreement to the contrary.

25.  CHOICE OF DISPUTE RESOLUTION.

     ANY DISPUTE CLIENT MAY HAVE WITH ANY OF THE UBS ENTITIES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION OR LITIGATION IN COURT AT THE ELECTION OF CLIENT. REGARDLESS OF WHETHER CLIENT CHOOSES TO PROCEED BY ARBITRATION OR LITIGATION, CLIENT AND THE UBS ENTITIES AGREE TO FOLLOW THE PROCEDURES, AND ABIDE BY THE REQUIREMENTS SET FORTH IN THIS AGREEMENT.

26.  ARBITRATION.

     ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) CLIENT IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

     ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NEW YORK STOCK EXCHANGE, INC., THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH THE RELEVANT UBS ENTITY IS A MEMBER. CLIENT MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF CLIENT FAILS TO MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED, TO UBS SECURITIES LLC, 677 WASHINGTON BOULEVARD, STAMFORD, CT 06901 ATTENTION: LEGAL DEPARTMENT (OR ANY OTHER ADDRESS OF WHICH CLIENT IS ADVISED IN WRITING), BEFORE THE EXPIRATION OF 10 DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM ANY OF THE UBS ENTITIES TO MAKE SUCH ELECTION, THEN THE RELEVANT UBS ENTITY MAY MAKE SUCH ELECTION. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CONSENT BY ANY OF THE UBS ENTITIES TO AN AWARD OF PUNITIVE DAMAGES. THE AWARD OF THE ARBITRATORS, OR OF A MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

27.  LITIGATION IN COURT; SOVEREIGN IMMUNITY; SERVICE.

     ANY LITIGATION BETWEEN CLIENT AND THE UBS ENTITIES OR INVOLVING THEIR RESPECTIVE PROPERTY MUST BE INSTITUTED IN THE UNITED

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     STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME
     COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS. EACH PARTY HEREBY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM OR OTHER LEGAL ACTION IS HEREBY WAIVED BY ALL PARTIES TO THIS AGREEMENT.

     EACH PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVES WITH RESPECT TO ITSELF AND ITS REVENUES AND ASSETS (IRRESPECTIVE OF THEIR USE OR INTENDED USE) ALL IMMUNITY ON THE GROUNDS OF SOVEREIGNTY OR SIMILAR GROUNDS FROM (I) SUIT, (II) JURISDICTION OF ANY COURT, (III) RELIEF BY WAY OF INJUNCTION, ORDER FOR SPECIFIC PERFORMANCE, OR RECOVERY OF PROPERTY, (IV) ATTACHMENT OF ITS ASSETS (WHETHER BEFORE OR AFTER JUDGMENT) AND (V) EXECUTION OR ENFORCEMENT OF ANY JUDGMENT TO WHICH IT OR ITS REVENUES OR ASSETS MIGHT OTHERWISE BE ENTITLED IN ANY ACTIONS OR PROCEEDINGS IN SUCH COURTS, AND IRREVOCABLY AGREES THAT IT WILL NOT CLAIM SUCH IMMUNITY IN ANY SUCH ACTIONS OR PROCEEDINGS.

     CLIENT HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY UBS ENTITY ON CLIENT IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE SPECIFIED IN CLAUSE (A) ABOVE BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED AIRMAIL, POSTAGE PRE-PAID, TO CLIENT AT THE ADDRESS SET FORTH AFTER CLIENT'S SIGNATURE BELOW; SUCH SERVICE SHALL BE DEEMED COMPLETED AND EFFECTIVE AS FROM 30 DAYS AFTER SUCH MAILING. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

28.  ASSIGNMENT.

     The UBS Entities may assign their rights hereunder or any interest herein to any affiliate and otherwise on thirty days prior written notice to an unaffiliated entity. Client may not assign its rights hereunder or any interest herein or under any other Contract with any of the UBS Entities without the prior written consent of the respective UBS Entity or UBS Entities, which consent will not be unreasonably withheld or delayed. Any attempted assignment by Client in violation of this Agreement shall be null, void and without effect.

29.  MODIFICATION; TERMINATION.

     Client agrees that UBS Securities may modify the terms of this Agreement at any time upon thirty days prior written notice. If the modifications are unacceptable, Client agrees to notify UBS Securities in writing within ten days of the transmittal of such written notice. UBS Securities shall then negotiate in good faith to resolve Client's concerns or cooperate with Client in transitioning Client's Accounts to another broker. after which Client agrees to remain liable to the UBS Entities for all existing liabilities or Obligations without giving effect to any such modifications. Client further agrees that all transactions and Contracts entered into after such notification shall be subject to the modifications. Under no circumstances may a modification be made by Client without UBS Securities' written consent. Either UBS Securities or Client may terminate this Agreement upon delivery of written notice to the other party, provided that Sections 18, 24 and 27 shall survive any such termination. In the event of such termination UBS Securities continues to have its rights under the SEC Letter to cease the clearance and settlement of any transactions for Client executed but not settled prior to such notice of termination.

30.  NOTICES.

     All notices and other communications provided hereunder shall be in writing and either posted onto the Internet in a form agreed to by the parties or mailed, electronically mailed, telecopied, or delivered to the addresses of the intended recipient specified below or to such other address as such intended recipient may provide. All communications sent to Client, whether through the Internet, or by mail, fax, messenger or otherwise, shall be deemed given to Client as of the date sent, whether actually received or not. Client shall review promptly all such communications and shall promptly advise the relevant UBS Entity of any error, omission or inaccuracy in the transactions or positions reported. Reports of the execution of orders, prime broker transactions and other activities in the Accounts of Client made available to Client by 10:00 a.m. New York time on the business day following the trade date shall be conclusive and binding if not objected to in writing by Client by 12:00 noon on that day, or within two hours after such report is made available if such report is not available by 10:00 a.m. Information contained in confirmations and account statements and not included in daily reports, shall be conclusive if not objected to in writing within three days in the case of confirmations and ten days in the case of statements of account, after transmittal by UBS Securities to Client by mail or otherwise. Any notice and other communications provided under this Agreement to UBS Securities shall be sent to UBS Securities LLC, 1285 Avenue of the Americas New York, NY 10019,
     Attention: Prime Broker Services, telephone: (212) 713-9090, fax: (212) 713-3217.

31.  MISCELLANEOUS.

     (a) Client hereby authorizes the UBS Entities, at the latter's discretion and without further notice, to monitor and/or record any and all telephone conversations between it or any of its employees or agents and Client or any of Client's employees or agents relating to transactions contemplated by this Agreement.

     (b) Client does not wish to have certain information pertaining to its beneficial ownership disclosed to a "registrant" (as such term is defined in Rule 14b-1 of the Securities Exchange Act of 1934) pursuant to SEC Rule 14b-1. Client objects to disclosure for the purposes of Rule 14b-1(b)(1)(ii).

     (c) No demand, call or notice that any of the UBS Entities may have made in the past in any one or more instance shall be considered a waiver of such UBS Entity's or UBS Entities' right to act in the future without demand, call or notice. No failure or delay in exercising any right, or any partial exercise of a right will operate as a waiver of the full exercise of that right. The rights provided in this Agreement are cumulative and not exclusive of any rights provided by Applicable Law.

     (d) The parties hereto acknowledge that this Agreement and each Contract entered into pursuant to this Agreement are each a "securities contract" within the meaning of the United States Bankruptcy Code (11 U.S.C. Section 741(7)).

     (e) This Agreement is hereby incorporated into each Contract with any of the UBS Entities that is a "swap agreement" under the Bankruptcy Code and any transfer hereunder shall be a transfer "under" and "in connection with" each such Contract.

     (f) Client hereby acknowledges receipt of UBS Securities' Truth-in-Lending disclosure statement. Interest will be charged on any debit balances in the Account(s) in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to Client. Any debit balance which is not paid at the close of an interest period will be added to the opening balance for the next interest period.

     (g) This Agreement supersedes all prior agreements as to matters within its scope. To the extent this Agreement contains any provision which is inconsistent with provisions in any other Contract or agreement between Client and any of the UBS Entities, or of which Client is a beneficiary, the provisions of this Agreement shall control.

     (h) This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered will be an original, but all of which counterparts will together constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

CLIENT ACKNOWLEDGES BY SIGNING BELOW THAT:

THE SECURITIES IN ANY OF CLIENT'S ACCOUNTS MAINTAINED BY ANY OF THE UBS ENTITIES MAY BE LOANED TO ANY OF THE UBS ENTITIES OR LOANED OUT TO OTHERS;

CLIENT HAS RECEIVED A COPY OF THIS AGREEMENT; AND

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION AGREEMENT.

CLIENT:

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NAME OF INSTITUTION/INDIVIDUAL

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JURISDICTION OF ORGANIZATION

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TYPE OF ORGANIZATION

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PLACE OF BUSINESS / CHIEF EXECUTIVE OFFICER

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ORGANIZATIONAL IDENTIFICATION NUMBER

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NAME OF AUTHORIZED OFFICER

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TITLE OF AUTHORIZED OFFICER

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SIGNATURE OF AUTHORIZED OFFICER / INDIVIDUAL

CLIENT'S ADDRESS FOR NOTICES AND OTHER CONFIRMATIONS:


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NAME

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STREET ADDRESS

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CITY, STATE, ZIP CODE

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ATTENTION

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TELEPHONE

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FAX

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EMAIL

ACCEPTED AND AGREED TO:

UBS Securities LLC, on behalf of itself and as agent for the UBS Entities

By:
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By:
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